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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          TECH-NET COMMUNICATIONS, INC.
                          -----------------------------
              (Exact name of registrant as specified in its charter)


Nevada                                      98-0231440
-------                                     -----------
(State of incorporation                    (I.R.S. Employer Identification No.)
or organization)


                       Oceanic Business Centre, Suite 2000
                            1066 West Hastings Street
                             Vancouver, BC  V6E 3X2
                             ----------------------
                    (Address of principal executive offices)

Securities  to  be  registered  pursuant  to  Section  12(b)  of  the  Act:

        Title of each class                  Name of each exchange of which
        to be so registered                  each class is to be registered

          Not Applicable                          Not Applicable
          --------------                          --------------

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
333-90456
(if  applicable)

Securities  to  be  registered  pursuant  to  Section  12(g)  of  the  Act:

                        Common stock, par value of $0.001
                        ---------------------------------
                                (Title of class)


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Item 1.  Description  of  Registrant's  Securities  to  be  Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-90456) is incorporated by reference into this registration statement.

Item 2.  Exhibits

  3.1     Articles of Incorporation (1)
  3.2     Amended By-Laws (1)
  5.1     Opinion of Cane & Company, LLC, with consent to use(1)
 23.1     Consent of Morgan & Company, Chartered Accountants
 99.1     Lease Agreement for Tech-Net's Office Space at Oceanic Business
          Centre (2)

(1)  Previously  filed  as  an exhibit to our Form SB-2 filing on June 14, 2002.
(2) Previously filed as an exhibit to our Form SB-2 Amendment Two filing on October 10, 2002.

--------------------


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE:  November 15, 2002


Tech-Net Communications, Inc.
Registrant

     By:  /s/ Jayeson Carmichael
          _________________________________
          Jayeson Carmichael, President and
          Director


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